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                                                                   Exhibit 99(e)
                                                                   -------------



                        KEYCORP STUDENT LOAN TRUST 1999-A

                PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               EFS SERVICES, INC.
                          Statement of Compliance with
                      Specifically Identified Requirements
                                December 31, 2001
                 (With Independent Accountants' Report Thereon)